UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                    Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☒	Soliciting Material Pursuant to §240.14a-12.

BMO FUNDS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

FORM OF PROXY SOLICITATION TELEPHONE SCRIPT

PURPOSE OF CALL: TO CONTACT SHAREHOLDERS WHO WILL RECEIVE PROXY INFORMATION AND STATE THE IMPORTANCE OF VOTING.

Mr. / Ms. [Plan Sponsor]:

I wanted to take a few minutes to follow up with you on BMO Funds, Inc.’s decision to merge the BMO Aggressive Stock Fund into the BMO Diversified Stock Fund as previously communicated. BMO Asset Management Corp. serves as the investment adviser to each Fund, and each Fund is a series of BMO Funds, Inc. BMO Asset Management Corp. recommended the merger to the Board of Directors of BMO Funds, Inc. and the Board approved the merger at a recent meeting. BMO Asset Management Corp. now wants to ensure that all registered shareholders take the opportunity to vote on the proposal. Therefore, within the next few days, you will be receiving copies of the proxy materials that will explain the proposal in detail. You are highly encouraged to spend some time reviewing these materials and then cast your vote by the December 19, 2014 deadline.

You should read the Proxy Statement/Prospectus when it becomes available because it contains important information. You can obtain free copies of the Proxy Statement/Prospectus, the Funds’ Prospectus and Statement of Additional Information, and the Funds’ Annual Report at the SEC’s website at www.sec.gov. You can also obtain free copies of the Funds’ Prospectus and Statement of Additional Information, and the Funds’ Annual Report directly from the Funds at bmofunds.com.